                                                          Exhibit 99.906 CERT

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the report on Form N-CSR for the period ended December 31, 2004 of the Variable Insurance Funds (the "Registrant").

Each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of the Registrant, hereby certifies that, to such officer's knowledge,:

1. the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2. the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


March 4, 2005
-------------
Date


                                     /s/ Walter B. Grimm
                                   ------------------------
                                   Walter B. Grimm
                                   President


                                     /s/ Steven D. Pierce
                                   ------------------------
                                   Steven D. Pierce
                                   Treasurer


A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.